Exhibit 10.1

AGREEMENT

          Agreement by and between Maureen O’Connell (“Employee” or “you”), who resides at 154 Weaver Street, Greenwich, CT, 06831 and Scholastic Inc. (the “Company”). This Agreement shall be effective as of January 22, 2007.

          1.           In connection with the general terms of your at will employment, this Agreement confirms our further understanding that in the event the Company terminates your employment during the first three years of employment for reasons other than gross misconduct, you shall receive a lump sum payment, in lieu of severance, equivalent to twelve (12) months of salary, at your then current base salary. You will also be recommended to receive a grant of stock options for 100,000 shares of Common Stock at the March 2007 Board meeting and for a further grant covering 100,000 shares at the December 2007 Board meeting. In connection with your participation in the Company’s Management Incentive Plan (“MIP”), and provided you are an active company employee when bonuses are paid, your target MIP payment will be 50% of your base salary for fiscal year 2006-2007 (prorated to 5/12s to reflect your actual term of employment), with a guaranteed minimum MIP payment of $67,500, and, for fiscal year 2007-2008, a target MIP payment equal to 75% of your base salary, with a guaranteed MIP payment of $150,000.

          2.           You understand that this Agreement constitutes the complete understanding between the company and you concerning the foregoing, and supersedes any and all agreements, understandings, and discussions, whether written or oral, between you and the Company. No other promises or agreements shall be binding unless in writing and signed by both the company and you after the Effective Date of this Agreement. You understand and agree that employment with the Company is at the will of the Company and of you and that this agreement does not create any contract of employment between the Company and you.

Print Name:	Maureen O’ Connell	Date:	February 12, 2007
Maureen O’Connell

Signature:	/s/ Maureen O’Connell

SCHOLASTIC INC.

By:	Richard Robinson	Date:	February 12, 2007